UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported):      March 31, 2006
INCOME OPPORTUNITY REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      214-750-5800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) Effective March 31, 2006, Mark W. Branigan, age 51, Executive Vice President-Multi-Family Construction since September 2004, of Income Opportunity Realty Investors, Inc. (the “Company”) resigned to pursue other opportunities. Mr. Branigan held the same position with Transcontinental Realty Investors, Inc. (“TCI”) and American Realty Investors, Inc. (“ARL”), and he has resigned from those entities effective March 31, 2006. Mr. Branigan was also Executive Vice President-Residential (June 2001 to September 2004), a Director (September 2000 to June 2001), and Executive Vice President and Chief Financial Officer (August 2000 to June 2001), of the Company, TCI and ARL.
     (c) Effective April 1, 2006, the Company appointed James D. Canon, III, age 44, to the position of Executive Vice President-Multi-Family Construction. Mr. Canon has also been appointed to the same position by TCI and ARL. Prior to his selection as an officer of the Company, Mr. Canon was Managing Director (June 2003 to March 2006) of Tarragon Corporation, a New York City-based real estate homebuilder and developer which has securities listed on the NASDAQ Market System. Prior thereto (from November 2000 to March 2003), he was Vice President of Southwest Housing Management, Inc., a Dallas, Texas-based real estate company, and prior thereto and for more than five years, he was Senior Vice President (February 1992 to October 2000) of Basic Capital Management, Inc., a Dallas, Texas-based real estate company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: April 3, 2006		INCOME OPPORTUNITY REALTY INVESTORS, INC.

/s/ Steven A. Abney
By:

Steven A. Abney, Executive Vice President, Chief Financial Officer and Acting Principal Executive Officer